UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 7, 2005

LEAPFROG ENTERPRISES, INC.

(Exact name of registrant as specified in its chapter)

Delaware	1-31396	95-4652013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6401 Hollis Street, Suite 150 Emeryville, California	94608-1071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 420-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 7, 2005, we entered into an amendment to the Net Lease, dated November 14, 2000, with Hollis Street Investors, LLC for our headquarters located in Emeryville, California, where we occupy approximately 103,000 square feet of office space. The amendment to the lease extended the termination date of the lease from January 31, 2006 to March 31, 2016. We have the right to begin terminating portions of the office space on an annual basis starting on January 1, 2011, provided that certain requirements are satisfied. Under the terms of the amendment, the average monthly base rent for the office space over the full term of the lease is $148,152.

As of March 11, 2005, other than the lease, and the amendments thereto, there is no material relationship between Hollis Street Investors, LLC and LeapFrog.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LeapFrog Enterprises, Inc.
(Registrant)

Date: March 11, 2005	By:	/s/ William B. Chiasson
William B. Chiasson
Chief Financial Officer